Exhibit 99.8

ACKNOWLEDGEMENT OF SUBSCRIPTION

Jacksonville Bancorp, Inc.

100 North Laura Street, Suite 1000

Jacksonville, Florida 32202

Dear Subscriber:

Please sign below to acknowledge receipt of the prospectus supplement and to convert your preliminary subscription of shares of common stock, $0.01 par value per share (the “Shares”), of Jacksonville Bancorp, Inc. (the “Company”) to a final and binding subscription. Please also submit to SunTrust Bank, the escrow agent, the purchase price for the Shares in the amount of $0.50 multiplied by the number of Shares for which you intend to subscribe, by one of the following methods:

•

check payable to “SunTrust Bank, as Escrow Agent for Jacksonville Bancorp, Inc.” drawn upon a U.S. bank, which check for payment must be delivered to SunTrust Bank, at 919 E. Main Street, 7th Floor, Richmond, VA 23219, Attention: Nickida Dooley; or

•	by wire transfer of immediately available funds to the following escrow account maintained by the escrow agent: [ ].

The Shares you properly subscribed for will be issued to you in book-entry (uncertificated) form as soon as possible upon the Company’s acceptance of your subscription, as described in the prospectus dated [            ], 2013, as supplemented in the prospectus supplement dated [            ], 2013. In the event that the offering is cancelled, your subscription funds will be returned to you as described in the prospectus.

Very Truly Yours,

Jacksonville Bancorp, Inc.

By:
Name:
Title:

Date: , 2013

By signing below, I acknowledge the receipt of the Company’s prospectus dated [            ], 2013, and prospectus supplement dated [            ], 2013, and hereby convert the preliminary subscription agreement to a final subscription agreement, which will be binding and irrevocable until the expiration of the public offering, as described in the prospectus.

I have delivered to the escrow agent $              for the purchase of                      Shares, at the purchase price of $0.50 per Share.

[Signature Page Follows]

SUBSCRIBER (individual)*	SUBSCRIBER (entity)*

Signature	Name of Entity

Print Name	By:
Title:

*	When signing as attorney, trustee, administrator, or guardian, please give your full title as such. If a corporation or other entity, please sign in full corporate name by an authorized officer. In the case of joint tenants, each joint owner must sign.

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